UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2005

BRIGHAM EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-22433	75-2692967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Bridgepoint Parkway
Building Two, Suite 500
Austin, Texas 78730
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (512) 427-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of the Registrant

Amended and Restated Senior Credit Agreement

On June 29, 2005, we amended and restated our $100 million Third Amended and Restated Credit Agreement, dated January 21, 2005, with the lenders party thereto, Banc of America Securities LLC, as Lead Arranger, Bank of America, N.A., administrative agent and issuing lender, The Royal Bank of Scotland plc, as co-arranger and documentation agent, BNP Paribas, as co-arranger and syndication agent and two other banks, Hibernia National Bank and Natexas Banques Populaires.

The following significant revisions to the senior credit agreement were made:

1.

The amended and restated senior credit agreement provides up to $200 million in borrowing capacity with an initial borrowing base of $80 million.  Our prior senior credit agreement provided up to $100 million in borrowing capacity with a borrowing base of $72 million.

2.

The term of the senior credit agreement was extended from March 21, 2009 to the earlier of (a) June 29, 2010 or (b) 60 days prior to the maturity of our subordinated debt agreement (if any subordinated debt remains outstanding on such date).  Our subordinated debt matures on June 29, 2010.

3.

Borrowings under our senior credit agreement bear interest, at our election, at a base rate or Eurodollar rate, plus in each case an applicable margin.  These margins are subject to increase if the total amount borrowed under the senior credit agreement reaches certain percentages of our available borrowing base, as shown below:

Credit Agreement prior to amendment:

Percent of Borrowing Base Utilized	Eurodollar Rate Advances	Base Rate Advances (1)

< 25%	1.250%	0.250%
> 25% and < 50%	1.375%	0.375%
> 50% and < 75%	1.625%	0.625%
> 75% and < 90%	1.875%	0.875%
> 90%	2.000%	1.000%

          As amended:

Percent of Borrowing Base Utilized	Eurodollar Rate Advances	Base Rate Advances (1)

< 25%	1.250%	0.000%
> 25% and < 50%	1.250%	0.000%
> 50% and < 75%	1.500%	0.000%
> 75% and < 90%	1.750%	0.250%
> 90%	2.000%	0.500%

          (1) Base rate in our amended and restated senior credit agreement is defined as for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.”  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.  Base rate in our previous senior credit agreement was defined as a fluctuating interest rate per annum as shall be in effect from time to time equal to the rate of interest publicly announced by Société Générale, as its Base Rate.

4.

As part of the amended and restated senior credit agreement we are required to pay a quarterly commitment fee on the daily-unused portion of our borrowing base.  The commitment fees are subject to increase as the percentage of the borrowing base that we utilize increases, as shown below:

Percent of Borrowing Base Utilized	Prior	As Amended

< 25%	0.250%	0.250%
> 25% and < 50%	0.250%	0.250%
> 50% and < 75%	0.375%	0.250%
> 75% and < 90%	0.375%	0.375%
> 90%	0.500%	0.375%

          The Fourth Amended and Restated Senior Credit Agreement will be filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended June 30, 2005.

Amended Subordinated Credit Agreement

On June 29, 2005, we amended our $20 million Second Amended and Restated Subordinated Credit Agreement, dated January 21, 2005, with The Royal Bank of Scotland plc, as agent.

The following significant revisions to the subordinated credit agreement were made:

1.

The amended subordinated credit agreement provides up to $40 million of borrowings.  Upon closing, we borrowed an additional $10 million of subordinated notes under the subordinated credit agreement.  This increased our borrowings under our subordinated credit agreement from $20 million to $30 million.  We will have the opportunity to draw the additional $10 million available under the subordinated credit agreement until December 29, 2006.

2.

Borrowings under our amended subordinated credit agreement bear interest based on the Eurodollar rate plus a margin.  This margin is subject to increases if we borrow additional debt under our amended subordinated credit agreement and the total amount borrowed under our senior credit agreement reaches or exceeds 75% of our available borrowing base, as shown below.

Percent of Borrowing Base Utilized	Advances < $30,000,000	Advances > $30,000,000 and < $35,000,000	Advances > $35,000,000

< 75%	3.90%	3.90%	3.90%
> 75% and < 90%	3.90%	4.25%	4.50%
> 90%	3.90%	4.25%	4.50%

The interest rate calculation in our prior subordinated credit agreement was based on the Eurodollar rate plus a margin of 3.90%.

3.	We are required to a pay a quarterly commitment fee of 0.750% on the unused portion of the subordinated credit agreement.

4.

The price deck used to calculate NPV (as that term is defined in the subordinated credit agreement) for the Total Calculated NPV to Total Debt Ratio (as that term is defined in the subordinated credit agreement) has increased.

•

As amended the price assumptions used to determine NPV for reserves will be based upon the following price decks: (i) for natural gas, the Gas Strip Price, provided that if any Gas Strip Price is greater than $4.50 per MMBtu, the price shall be capped at $4.50 per MMBtu, and (ii) for crude oil, the Oil Strip Price, provided that if any Oil Strip Price is greater than $30 per barrel, the price shall be capped at $30 per barrel.

•

Prior to the amendment, the price assumptions used to determine NPV for reserves was based upon the following price decks: (i) for natural gas, the Gas Strip Price, provided that if any Gas Strip Price is greater than $4.00 per MMBtu, the price shall be capped at $4.00 per MMBtu, and (ii) for crude oil, the Oil Strip Price, provided that if any Oil Strip Price is greater than $27 per barrel, the price shall be capped at $27 per barrel.

          The First Amendment to our Second Amended and Restated Subordinated Credit Agreement will be filed as an exhibit to our Quarterly Report on Form 10-Q for the year ended June 30, 2005.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHAM EXPLORATION COMPANY

Date: July 1, 2005

	By:	/s/ EUGENE B. SHEPHERD, JR

Eugene B. Shepherd, Jr.
Executive Vice President &
Chief Financial Officer